Exhibit 99.1

EVERCORE PARTNERS REPORTS SECOND QUARTER 2008 RESULTS;

DECLARES QUARTERLY DIVIDEND OF $0.12 PER SHARE

Highlights

•	Advisory revenues for the second quarter of $57.7 million exceed the prior quarter and second quarter of 2007 by 42% and 2%, respectively

•	Advising on two of the ten largest transactions announced in the quarter: $42 billion separation of Time Warner Cable from Time Warner and $13 billion sale of EDS to Hewlett-Packard

•	Progress towards strategic objectives

•	Building Restructuring business with addition of Senior Managing Director Dan Celentano

•	Entering the Wealth Management business with an initial investment in Evercore Pan Asset Management in Europe and additional investments on track for the second half of the year

•	Quarterly dividend of $0.12 declared

NEW YORK, July 24, 2008 – Evercore Partners Inc. (NYSE: EVR) today announced that for the second quarter and six months ended June 30, 2008 its Adjusted Pro Forma Net Income was $5.8 million and $10.3 million or $0.17 and $0.30 per share, respectively, compared to Adjusted Pro Forma Net Income of $15.5 and $32.5 million or $0.47 and $0.99 per share for the prior year second quarter and six months, respectively. Adjusted Pro Forma Net Revenues were $60.1 million and $104.6 million for the second quarter and six months ended June 30, 2008, respectively, compared to Adjusted Pro Forma Net Revenues of $65.9 million and $155.4 million for the second quarter and six months ended June 30, 2007, respectively.

For the second quarter and six months ended June 30, 2008, Evercore’s U.S. GAAP Net Income was $2.1 million and $1.1 million or $0.16 and $0.08 per share, respectively, compared to a Net Loss of $44.2 million and $40.0 million or $4.68 and $4.98 per share for the quarter and six months ended June 30, 2007, respectively.

“Our Advisory business delivered solid results in a market environment that continues to be challenging. Our focus on advising companies in large strategic M&A transactions continues to serve us well and our ongoing commitment to the Restructuring business is generating good results,” said Roger C. Altman, Chairman and Chief Executive Officer of Evercore Partners.

The following table provides an overview of the Company’s results:

	Three Months Ended June 30,
	U.S. GAAP			Adjusted Pro Forma [1]
	2008	2007	% Change	2008	2007	% Change
	(dollars in thousands, except per share data)
Net Revenues:
Advisory	$57,731	$56,846	2%	$57,731	$56,846	2%
Investment Management	1,790	7,923	(77%)	1,790	7,923	(77%)
Other - Net	597	1,143	(48%)	597	1,143	(48%)

Net Revenues	$60,118	$65,912	(9%)	$60,118	$65,912	(9%)
Pre-Tax Income (Loss)	$7,869	$(103,646)	NM	$9,654	$25,913	(63%)
Pre-Tax Margin	13%	(157%)		16%	39%
Net Income (Loss)	$2,056	$(44,174)	NM	$5,777	$15,506	(63%)
EPS	$0.16	$(4.68)	NM	$0.17	$0.47	(64%)

	Six Months Ended June 30,
	U.S. GAAP			Adjusted Pro Forma [1]
	2008	2007	% Change	2008	2007	% Change
	(dollars in thousands, except per share data)
Net Revenues:
Advisory	$98,423	$140,792	(30%)	$98,423	$140,792	(30%)
Investment Management	4,364	12,526	(65%)	4,364	12,526	(65%)
Other - Net	1,819	2,090	(13%)	1,819	2,090	(13%)

Net Revenues	$104,606	$155,408	(33%)	$104,606	$155,408	(33%)
Pre-Tax Income (Loss)	$5,267	$(79,550)	NM	$16,107	$54,264	(70%)
Pre-Tax Margin	5%	(51%)		15%	35%
Net Income (Loss)	$1,091	$(39,953)	NM	$10,272	$32,472	(68%)
EPS	$0.08	$(4.98)	NM	$0.30	$0.99	(70%)

[1]

See “Basis of Alternative Financial Statement Presentations” on page 7 and Annex I for a detailed discussion of the differences in the calculation of the Company’s results prepared in accordance with U.S. GAAP and on an adjusted pro forma basis. Any financial measure other than U.S. GAAP results should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP.

Evercore’s revenues and net income can fluctuate materially depending on the number, size and timing of the completed transactions on which it advises, the number and size of Investment Management gains or losses and other factors. Accordingly, the revenues and net income in any particular quarter may not be indicative of future results. Evercore believes that annual results are the most meaningful.

Revenues

Advisory

Advisory Revenue was $57.7 million and $98.4 million for the second quarter and six months ended June 30, 2008, respectively, compared to Advisory Revenue of $56.8 million and $140.8 million for the second quarter and six months ended June 30, 2007, respectively. These results include revenue related to our restructuring engagements, where we have seen a rise in client activity in 2008.

Among the transactions announced during the second quarter of 2008 on which Evercore is advising are:

•	Time Warner Cable on its separation from Time Warner, Inc.

•	Electronic Data Systems on its sale to Hewlett-Packard

•	Creditex Group Inc. on its sale to IntercontinentalExchange

•	Blackbaud, Inc. on its acquisition of Kintera, Inc.

•	IAC/InterActiveCorp on the sale of its Entertainment Publications, Inc. subsidiary to MH Equity

Transactions that closed during the second quarter of 2008 on which Evercore advised included:

•	De Ruiter Seeds Group BV on its sale to Monsanto Company

•	Bright Horizons Family Solutions on its sale to an affiliate of Bain Capital

•	Performance Food Group Company on its sale to an affiliate of The Blackstone Group and Wellspring Capital Management

•	Cengage Learning on its acquisition of Houghton Mifflin College Division

•	Bracco Diagnostics, Inc. on its acquisition of E-Z-EM, Inc.

•	Rockefeller Financial Services on its sale of a 37% stake to Société Générale’s private banking group

•	Haights Cross on the sale of Oakstone Publishing to Boston Ventures

•	Grupo Concord and Prudential Real Estate Investor on the creation of a joint venture project for Costa Baja Resort & Marina

A substantial portion of Evercore’s second quarter 2008 Advisory revenues were derived from clients based in the United States.

Investment Management

Evercore’s Investment Management revenues were comprised of the following:

	Three Months Ended June 30,
	2008	2007	% Change
	(dollars in thousands)
Private Equity:
Management Fees Including Portfolio Company Fees	$2,022	$3,472	(42%)
Realized and Unrealized Gains (Losses) Including Carried Interest	1,371	3,971	(65%)

	3,393	7,443	(54%)

Public Securities:
Management Fees	364	243	50%
Realized and Unrealized Gains (Losses) Including Performance Fees	(1,967)	237	NM

	(1,603)	480	NM

Investment Management Revenue	$1,790	$7,923	(77%)

	Six Months Ended June 30,
	2008	2007	% Change
	(dollars in thousands)
Private Equity:
Management Fees Including Portfolio Company Fees	$4,000	$7,106	(44%)
Realized and Unrealized Gains (Losses) Including Carried Interest	1,678	3,922	(57%)

	5,678	11,028	(49%)

Public Securities:
Management Fees	727	377	93%
Realized and Unrealized Gains (Losses) Including Performance Fees	(2,041)	1,121	NM

	(1,314)	1,498	NM

Investment Management Revenue	$4,364	$12,526	(65%)

“Our second quarter results in Investment Management reflect the deferral of fundraising for ECP III and continuing difficult market conditions for EAM, our deep value-oriented U.S. investment management affiliate,” said Mr. Altman. “We remain committed to growing the Investment Management business and evolving it to a more significant component of the firm. Evercore’s plan for growing its Investment Management business has three primary components:

•	Continuing its commitment to the Private Equity sector

•	Entering the Wealth Management business in Europe and North America

•	Expanding Evercore’s network of affiliated institutional investment managers in both the traditional and alternative sectors

We are working to expand our Investment Management businesses to return this segment of the firm to profitability. Our investment in Evercore Pan Asset Management is the first of our contemplated investments that will expand our investment management footprint into wealth management.”

Private Equity revenues declined compared to those in the second quarter of 2007 due to the step-down in management fees from 2% of committed capital to 1% of invested capital in accordance with the Evercore Capital Partners II partnership agreement. Realized and unrealized gains have declined compared to the results for the second quarter of 2007 due to a lower level of gains and carried interest in the second quarter of 2008. However, the underlying fundamentals of the portfolio remain strong and we continue to pursue realization opportunities.

Evercore’s fixed income public securities business continues to grow. As of June 30, 2008, assets under management at Evercore Mexico’s Protego Casa de Bolsa (“PCB”) were $806.6 million compared to $422.4 million as of June 30, 2007. In the U.S., difficult equity markets continue to be a challenge for Evercore Asset Management (“EAM”), resulting in realized and unrealized net losses for the second quarter of 2008. As of June 30, 2008, assets under management declined to $268.9 million from $505.1 as of June 30, 2007 due to client re-balancing and poor fund-level performance.

Expenses

Evercore’s expenses for the quarter and six months ended June 30, 2008 and 2007 were as follows:

	Three Months Ended June 30,
	U.S. GAAP			Adjusted Pro Forma [1]
	2008	2007	% Change	2008	2007	% Change
	(dollars in thousands)
Employee Compensation and Benefits Expense	$38,512	$151,176	(75%)	$38,512	$25,268	52%
% of Net Revenue	64%	229%		64%	38%
Non-compensation Expenses	$12,427	$18,382	(32%)	$11,952	$14,731	(19%)
% of Net Revenue	21%	28%		20%	22%
Special Charges	$1,310	$—	NM	$—	$—	NM
% of Net Revenue	2%	—		—	—

	Six Months Ended June 30,
	U.S. GAAP			Adjusted Pro Forma [1]
	2008	2007	% Change	2008	2007	% Change
	(dollars in thousands)
Employee Compensation and Benefits Expense	$71,767	$198,799	(64%)	$64,315	$72,891	(12%)
% of Net Revenue	69%	128%		61%	47%
Non-compensation Expenses	$25,135	$36,159	(30%)	$24,184	$28,253	(14%)
% of Net Revenue	24%	23%		23%	18%
Special Charges	$2,437	$—	NM	$—	$—	NM
% of Net Revenue	2%	—		—	—

[1]

See “Basis of Alternative Financial Statement Presentations” on page 7 and Annex I for a detailed discussion of the differences in the calculation of the Company’s results prepared in accordance with U.S. GAAP and on an adjusted pro forma basis. Any financial measure other than U.S. GAAP results should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP.

Compensation and Benefits

Evercore’s compensation expense is generally based upon revenue and can fluctuate materially in any particular quarter depending upon the amount of revenue recognized as well as other factors. Accordingly, the amount of compensation expense recognized in any particular quarter may not be indicative of compensation expense in a future period.

Evercore’s Adjusted Pro Forma compensation to net revenue ratio for the second quarter and six months ended June 30, 2008 and 2007 were as follows:

	2008		2007
Compensation to Net Revenue Ratio	Advisory (a)	Total Firm	Advisory (a)	Total Firm
Three months ended June 30	58%	64%	37%	38%
Six months ended June 30	55%	61%	45%	47%

(a)	The computation above for Advisory is based on Evercore's management reporting practices.

The compensation to net revenue ratio for the second quarter and six months ended June 30, 2008, for the Advisory segment, reflects Evercore’s plan to maintain competitive compensation levels to retain key personnel. It also reflects the impact of new Senior Managing Directors, hired last year, on 2008 compensation expense, including grants of equity awards at 2007 stock prices. All but one of these new Senior Managing Directors joined Evercore during the second half of last year. Therefore, the Company had not incurred compensation costs relating to these new Senior Managing Directors for the second quarter and six months ended June 30, 2007. In addition, the prior year’s second quarter was impacted by Evercore’s decision to award a portion of annual bonuses in equity, which vests over time. This served to lower our compensation expense in the second quarter of 2007.

In 2008, the compensation ratio for the Total Firm was impacted by the Investment Management business due to the current decline in management fees and our continued investment in personnel and business development in order to sustain, grow and diversify the business.

As of June 30, 2008, Evercore’s total headcount was 303 employees, compared with 268 as of June 30, 2007 and 290 as of December 31, 2007.

	As of June 30,
	2008
	Evercore U.S.	Evercore Mexico	Evercore Europe	Evercore Total	2007
Headcount:
Senior Managing Directors:
Advisory	17	6	7	30	22
Investment Management	6	1	1	8	10
Corporate	3	—	—	3	3
Other Employees:
Other Professionals and Support Staff	142	102	18	262	233

Total	168	109	26	303	268

Non-Compensation Expenses

Non-compensation costs for the quarter and six months ended June 30, 2008 declined in the aggregate on an adjusted pro forma basis from the prior year consistent with Evercore’s plans. The most significant reductions were a result of decreases in Professional Fees and Occupancy and Equipment Rental. We continue to focus on identifying additional cost savings and are on target to achieve our previously announced cost control initiative.

Non-compensation expenses include $2.3 million and $4.3 million of client related costs for the quarter and six months ended June 30, 2008, respectively, and $1.7 million and $3.6 million for the quarter and six months ended June 30, 2007, respectively. These costs are billable to clients depending on contract terms and the degree of transactions closing.

Other U.S. GAAP Expenses

Included in the second quarter and first six months of 2008 and 2007 U.S. GAAP results are the following expenses that have been excluded from the adjusted pro forma results:

•

The Company has reflected $1.3 million and $2.4 million of charges in the second quarter and first six months of 2008, respectively, as Special Charges in connection with employee severance and facilities costs associated with the closing of the Los Angeles office and the write-off of certain capitalized costs associated with fundraising initiatives for ECP III. The Company estimates that in the third quarter of 2008, additional Special Charges of approximately $1.8 million may be incurred in connection with Austin Beutner’s retirement.

•	The amortization of intangibles associated with the acquisitions of Protego and Braveheart.

•

A $7.5 million expense included in Employee Compensation and Benefits for the six months ended June 30, 2008, relating to the first quarter charge resulting from the issuance of shares as additional deferred consideration pursuant to the Sale and Purchase Agreement associated with the Braveheart acquisition. This is the final payment relating to this acquisition.

•

A $125.9 million expense included in Employee Compensation and Benefits for the second quarter and six months ended June 30, 2007, relating to the vesting of contingently vesting LP partnership units and stock-based awards.

Income Taxes

For the six months ended June 30, 2008, Evercore’s adjusted pro forma effective tax rate was approximately 36% compared to an effective tax rate of approximately 40% for the six months ended June 30, 2007.

Dividend

On July 22, 2008 the Board of Directors of Evercore declared a quarterly dividend of $0.12 per share to be paid on September 12, 2008 to common stockholders of record on August 29, 2008.

Basis of Alternative Financial Statement Presentations

Adjusted pro forma results are provided principally to give additional information about the per-share effect of previously issued but unvested equity and to exclude charges associated with the amortization of intangible assets acquired with Protego and Braveheart, the compensation charge resulting from equity awards that vested in conjunction with Evercore’s May 2007 follow-on offering as well as charges relating to the payment of deferred consideration for the Braveheart acquisition, charges related to the write-off of certain capitalized costs associated with fund raising initiatives for ECP III and employee severance and other costs related to exiting the Los Angeles office.

Evercore believes that the disclosed adjusted pro forma measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore’s results prior and subsequent to the initial public offering. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. A reconciliation of U.S. GAAP results to adjusted pro forma results is presented in the tables included in Annex I, as well as a description of how management believes the adjusted pro forma results provide useful information in evaluating Evercore’s ongoing operations.

Conference Call

Evercore will host a conference call to discuss its results for the quarter and six months ended June 30, 2008 on July 24, 2008, at 8 a.m. Eastern Daylight Time with access available via the Internet and telephone. Investors and analysts may participate in the live conference call by dialing (800) 762-8779 (toll-free domestic) or (480) 248-5081 (international); passcode: 3901232. Please register at least 10 minutes before the conference call begins. A replay of the call will be available for one week via telephone starting approximately one hour after the call ends. The replay can be accessed at (800) 406-7325 (toll-free domestic) or (303) 590-3030 (international); passcode: 3901232. A live webcast of the conference call will be available on the Investor Relations section of Evercore’s Web site at www.evercore.com. The webcast will be archived on the Web site after the call.

About Evercore Partners

Evercore Partners is a leading investment banking boutique and investment company. Evercore’s Advisory business counsels its clients on mergers, acquisitions, divestitures, restructurings and other strategic transactions. Evercore’s Investment Management business manages private equity funds and provides traditional asset management services for sophisticated institutional investors. Evercore serves a diverse set of clients around the world from its offices in New York, San Francisco, London, Mexico City and Monterrey, Mexico. More information about Evercore can be found on the Company’s Web site at www.evercore.com.

# # #

Forward-Looking Statements

This discussion contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which reflect our current views with respect to, among other things, Evercore’s operations and financial performance. In some cases, you can identify these forward-looking statements by the use of words such as “outlook”, “believes”, “expects”, “potential”, “continues”, “may”, “will”, “should”, “seeks”, “approximately”, “predicts”, “intends”, “plans”, “estimates”, “anticipates” or the negative version of these words or other comparable words. All statements other than statements of historical fact included in this presentation are forward-looking statements and are based on various underlying assumptions and expectations and are subject to known and unknown risks, uncertainties and assumptions, and may include projections of our future financial performance based on our growth strategies and anticipated trends in Evercore’s business. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Evercore believes these factors include, but are not limited to, those described under “Risk Factors” discussed in Evercore’s

Annual Report on Form 10-K for the year ended December 31, 2007. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this discussion. In addition, new risks and uncertainties emerge from time to time, and it is not possible for Evercore to predict all risks and uncertainties, nor can Evercore assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results and Evercore does not assume any responsibility for the accuracy or completeness of any of these forward-looking statements. Evercore undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

With respect to any securities offered by any private equity fund referenced herein, such securities have not been and will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Investor Contact:	Robert B. Walsh
Chief Financial Officer, Evercore Partners
212-857-3100
Media Contact:	Kenny Juarez
The Abernathy MacGregor Group, for Evercore Partners
212-371-5999

ANNEX I

EVERCORE PARTNERS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2008 AND 2007

(dollars in thousands, except per share data)

(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
REVENUES
Advisory Revenue	$57,731	$56,846	$98,423	$140,792
Investment Management Revenue (1)	1,790	7,923	4,364	12,526
Interest Income and Other Revenue (1)	7,709	4,724	14,923	8,019

TOTAL REVENUES	67,230	69,493	117,710	161,337
Interest Expense	7,112	3,581	13,104	5,929

NET REVENUES	60,118	65,912	104,606	155,408

EXPENSES
Employee Compensation and Benefits	38,512	151,176	71,767	198,799
Occupancy and Equipment Rental (1)	3,062	4,000	6,372	5,655
Professional Fees	3,795	5,269	7,272	12,197
Travel and Related Expenses (1)	2,378	2,472	5,122	4,530
Communications and Information Services	731	620	1,373	1,068
Depreciation and Amortization	1,055	4,104	2,136	8,785
Special Charges	1,310	—	2,437	—
Other Operating Expenses (1)	1,406	1,917	2,860	3,924

TOTAL EXPENSES	52,249	169,558	99,339	234,958

INCOME (LOSS) BEFORE INCOME TAXES AND MINORITY INTEREST	7,869	(103,646)	5,267	(79,550)
Provision for Income Taxes	2,461	643	2,167	5,578
Minority Interest	3,352	(60,115)	2,009	(45,175)

NET INCOME (LOSS)	$2,056	$(44,174)	$1,091	$(39,953)

Net Income (Loss) Available to Holders of Shares of Class A Common Stock	$2,056	$(44,174)	$1,091	$(39,953)
Weighted Average Shares of Class A Common Stock Outstanding:
Basic	12,895	9,432	12,826	8,019
Diluted	13,171	9,432	13,057	8,019
Net Income (Loss) Per Share Available to Holders of Shares of Class A Common Stock:
Basic	$0.16	$(4.68)	$0.09	$(4.98)
Diluted	$0.16	$(4.68)	$0.08	$(4.98)

(1)	The above reflects a reclassification of certain balances for prior periods that have been reclassified to conform to their current presentation. These reclassifications include the reclassification of $75 and $209 for the three and six months ended June 30, 2007, respectively, of certain fees within Evercore’s Public Securities business from Interest Income and Other Revenue to Investment Management Revenue and the reclassification of $93 and $288 for the three and six months ended June 30, 2007, respectively, of certain expenses from Other Operating Expenses to Occupancy and Equipment Rental and Travel and Related Expenses.

Adjusted Pro Forma Results and Adjusted Pro Forma Net Income per Common Share

The adjusted pro forma results reflect the following adjustments as shown in the tables below:

Exclusion of deferred consideration related to Braveheart acquisition. The former shareholders of Braveheart were issued $7.5 million of restricted stock in the first quarter of 2008 as additional deferred consideration pursuant to the Sale and Purchase Agreement associated with the Braveheart acquisition. Management believes that these charges are not reflective of ongoing operations, and therefore exclusion of these charges enhances understanding of the Company’s operating performance.

Special Charges. The Company has reflected $1.3 million and $2.4 million of charges in the second quarter and first six months of 2008 as Special Charges in connection with employee severance and facilities costs associated with the closing of the Los Angeles office and the write-off of certain capitalized costs associated with fundraising initiatives for ECP III. Evercore expects to realize cost savings in the future due to these changes. Management believes that these charges are not reflective of ongoing operations, and therefore exclusion of these charges enhances understanding of the Company’s operating performance.

Exclusion of compensation charges associated with the vesting of contingently vesting LP partnership units and Stock-Based Awards. Evercore issued partnership units and stock-based awards which vest upon the occurrence of specified vesting events rather than merely the passage of time and continued service. In periods prior to the completion of the May 2007 follow-on offering we concluded that it was not probable that the vesting conditions would be achieved. Accordingly, we had not been accruing compensation expense relating to these unvested partnership units or stock-based awards. The completion of our May 2007 follow-on offering resulted in Messrs. Altman, Beutner and Aspe, and trusts benefiting their families and permitted transferees, collectively, ceasing to beneficially own at least 90% of the aggregate Evercore LP partnership units owned by them on the date of the internal reorganization resulting in the vesting of certain partnership units and stock-based awards. The vesting of these awards resulted in a non-cash compensation expense that was the result of the successful completion of Evercore’s equity offering in May 2007 as well as an adjustment that was recognized in the fourth quarter of 2007.

Exclusion of amortization of intangible assets acquired with Protego and Braveheart. The Protego acquisition was undertaken in contemplation of the IPO. The Braveheart acquisition occurred on December 19, 2006. Management believes that these charges are not reflective of ongoing operations, and therefore exclusion of these charges enhances understanding of the Company’s operating performance.

Vesting of unvested equity. Management believes that it is useful to provide the per-share effect associated with the vesting of previously granted but unvested equity, and thus the adjusted pro forma results reflect the vesting of all unvested event-based Evercore LP partnership units and stock-based awards. However, management has concluded that at the current time it is not probable that the conditions relating to the vesting of the remaining event-based unvested partnership units or stock-based awards will be achieved or satisfied.

The unaudited condensed consolidated adjusted pro forma financial information is included for informational purposes only. The unaudited condensed consolidated adjusted pro forma financial information should not be relied upon as being indicative of Evercore’s results of operations or financial condition had the transactions contemplated in connection with the internal reorganization been completed on the dates assumed. The unaudited condensed consolidated adjusted pro forma financial information also does not project the results of operations or financial position for any future period or date.

EVERCORE PARTNERS INC.

CONDENSED CONSOLIDATED ADJUSTED PRO FORMA STATEMENTS OF OPERATIONS

THREE MONTHS ENDED JUNE 30, 2008

(dollars in thousands, except per share data)

(UNAUDITED)

	Evercore Partners Inc.	Pro Forma Adjustments		Evercore Partners Inc. Adjusted Pro Forma
REVENUES
Advisory Revenue	$57,731	$—		$57,731
Investment Management Revenue	1,790	—		1,790
Interest Income and Other Revenue	7,709	—		7,709

TOTAL REVENUES	67,230	—		67,230
Interest Expense	7,112	—		7,112

NET REVENUES	60,118	—		60,118

EXPENSES
Employee Compensation and Benefits	38,512	—		38,512
Occupancy and Equipment Rental	3,062	—		3,062
Professional Fees	3,795	—		3,795
Travel and Related Expenses	2,378	—		2,378
Communications and Information Services	731	—		731
Depreciation and Amortization	1,055	(475	)(c)	580
Special Charges	1,310	(1,310	)(d)	—
Other Operating Expenses	1,406	—		1,406

TOTAL EXPENSES	52,249	(1,785)		50,464

INCOME BEFORE INCOME TAXES AND MINORITY INTEREST	7,869	1,785		9,654
Provision for Income Taxes	2,461	1,416	(e)	3,877
Minority Interest	3,352	(3,352	)(f)	—

NET INCOME	$2,056	$3,721		$5,777

Adjusted Class A Common Stock Outstanding
Basic and Diluted Weighted Average Shares of Class A Common Stock Outstanding	11,458	—		11,458
Vested Partnership Units	—	15,205	(g)	15,205
Unvested Partnership Units	77	4,776	(g)	4,853
Vested Restricted Stock Units - Event Based	1,210	—		1,210
Unvested Restricted Stock Units - Event Based	—	827	(g)	827
Vested Restricted Stock Units - Service Based	227	—		227
Unvested Restricted Stock Units - Service Based	8	—		8
Unvested Restricted Stock - Service Based	191	—		191

Total Shares	13,171	20,808		33,979

Net Income per Share:
Basic	$0.16			$0.17
Diluted	$0.16			$0.17

EVERCORE PARTNERS INC.

CONDENSED CONSOLIDATED ADJUSTED PRO FORMA STATEMENTS OF OPERATIONS

THREE MONTHS ENDED JUNE 30, 2007

(dollars in thousands, except per share data)

(UNAUDITED)

	Evercore Partners Inc.	Pro Forma Adjustments		Evercore Partners Inc. Adjusted Pro Forma
REVENUES
Advisory Revenue	$56,846	$—		$56,846
Investment Management Revenue	7,923	—		7,923
Interest Income and Other Revenue	4,724	—		4,724

TOTAL REVENUES	69,493	—		69,493
Interest Expense	3,581	—		3,581

NET REVENUES	65,912	—		65,912

EXPENSES
Employee Compensation and Benefits	151,176	(125,908	)(b)	25,268
Occupancy and Equipment Rental	4,000	—		4,000
Professional Fees	5,269	—		5,269
Travel and Related Expenses	2,472	—		2,472
Communications and Information Services	620	—		620
Depreciation and Amortization	4,104	(3,651	)(c)	453
Special Charges	—	—		—
Other Operating Expenses	1,917	—		1,917

TOTAL EXPENSES	169,558	(129,559)		39,999

INCOME (LOSS) BEFORE INCOME TAXES AND MINORITY INTEREST	(103,646)	129,559		25,913
Provision for Income Taxes	643	9,764	(e)	10,407
Minority Interest	(60,115)	60,115	(f)	—

NET INCOME (LOSS)	$(44,174)	$59,680		$15,506

Adjusted Class A Common Stock Outstanding
Basic and Diluted Weighted Average Shares of Class A Common Stock Outstanding	8,704	1,542	(g)	10,246
Vested Partnership Units	—	15,342	(g)	15,342
Unvested Partnership Units	—	4,854	(g)	4,854
Vested Restricted Stock Units - Event Based	728	507	(g)	1,235
Unvested Restricted Stock Units - Event Based	—	1,039	(g)	1,039
Vested Restricted Stock Units - Service Based	—	—		—
Unvested Restricted Stock Units - Service Based	—	416	(g)	416
Unvested Restricted Stock - Service Based	—	48	(g)	48

Total Shares	9,432	23,748		33,180

Net Income (Loss) per Share:
Basic	$(4.68)			$0.47
Diluted	$(4.68)			$0.47

EVERCORE PARTNERS INC.

CONDENSED CONSOLIDATED ADJUSTED PRO FORMA STATEMENTS OF OPERATIONS

SIX MONTHS ENDED JUNE 30, 2008

(dollars in thousands, except per share data)

(UNAUDITED)

	Evercore Partners Inc.	Pro Forma Adjustments		Evercore Partners Inc. Adjusted Pro Forma
REVENUES
Advisory Revenue	$98,423	$—		$98,423
Investment Management Revenue	4,364	—		4,364
Interest Income and Other Revenue	14,923	—		14,923

TOTAL REVENUES	117,710	—		117,710
Interest Expense	13,104	—		13,104

NET REVENUES	104,606	—		104,606

EXPENSES
Employee Compensation and Benefits	71,767	(7,452	)(a)	64,315
Occupancy and Equipment Rental	6,372	—		6,372
Professional Fees	7,272	—		7,272
Travel and Related Expenses	5,122	—		5,122
Communications and Information Services	1,373	—		1,373
Depreciation and Amortization	2,136	(951	)(c)	1,185
Special Charges	2,437	(2,437	)(d)	—
Other Operating Expenses	2,860	—		2,860

TOTAL EXPENSES	99,339	(10,840)		88,499

INCOME BEFORE INCOME TAXES AND MINORITY INTEREST	5,267	10,840		16,107
Provision for Income Taxes	2,167	3,668	(e)	5,835
Minority Interest	2,009	(2,009	)(f)	—

NET INCOME	$1,091	$9,181		$10,272

Adjusted Class A Common Stock Outstanding
Basic and Diluted Weighted Average Shares of Class A Common Stock Outstanding	11,389	171	(g)	11,560
Vested Partnership Units	—	15,209	(g)	15,209
Unvested Partnership Units	77	4,776	(g)	4,853
Vested Restricted Stock Units - Event Based	1,213	—		1,213
Unvested Restricted Stock Units - Event Based	—	827	(g)	827
Vested Restricted Stock Units - Service Based	224	—		224
Unvested Restricted Stock Units - Service Based	7	—		7
Unvested Restricted Stock - Service Based	147	—		147

Total Shares	13,057	20,983		34,040

Net Income per Share:
Basic	$0.09			$0.30
Diluted	$0.08			$0.30

EVERCORE PARTNERS INC.

CONDENSED CONSOLIDATED ADJUSTED PRO FORMA STATEMENTS OF OPERATIONS

SIX MONTHS ENDED JUNE 30, 2007

(dollars in thousands, except per share data)

(UNAUDITED)

	Evercore Partners Inc.	Pro Forma Adjustments		Evercore Partners Inc. Adjusted Pro Forma
REVENUES
Advisory Revenue	$140,792	$—		$140,792
Investment Management Revenue	12,526	—		12,526
Interest Income and Other Revenue	8,019	—		8,019

TOTAL REVENUES	161,337	—		161,337
Interest Expense	5,929	—		5,929

NET REVENUES	155,408	—		155,408

EXPENSES
Employee Compensation and Benefits	198,799	(125,908	)(b)	72,891
Occupancy and Equipment Rental	5,655	—		5,655
Professional Fees	12,197	—		12,197
Travel and Related Expenses	4,530	—		4,530
Communications and Information Services	1,068	—		1,068
Depreciation and Amortization	8,785	(7,906	)(c)	879
Special Charges	—	—		—
Other Operating Expenses	3,924	—		3,924

TOTAL EXPENSES	234,958	(133,814)		101,144

INCOME (LOSS) BEFORE INCOME TAXES AND MINORITY INTEREST	(79,550)	133,814		54,264
Provision for Income Taxes	5,578	16,214	(e)	21,792
Minority Interest	(45,175)	45,175	(f)	—

NET INCOME (LOSS)	$(39,953)	$72,425		$32,472

Adjusted Class A Common Stock Outstanding
Basic and Diluted Weighted Average Shares of Class A Common Stock Outstanding	7,539	2,329	(g)	9,868
Vested Partnership Units	—	15,342	(g)	15,342
Unvested Partnership Units	—	4,854	(g)	4,854
Vested Restricted Stock Units - Event Based	480	745	(g)	1,225
Unvested Restricted Stock Units - Event Based	—	1,049	(g)	1,049
Vested Restricted Stock Units - Service Based	—	—		—
Unvested Restricted Stock Units - Service Based	—	360	(g)	360
Unvested Restricted Stock - Service Based	—	59	(g)	59

Total Shares	8,019	24,738		32,757

Net Income (Loss) per Share:
Basic	$(4.98)			$0.99
Diluted	$(4.98)			$0.99

Notes to Unaudited Condensed Consolidated Adjusted Pro Forma Statements of Operations

(a)	Reflects an adjustment for a reduction of $7.5 million of compensation expense associated with the issuance of restricted stock to the former shareholders of Braveheart in the first quarter of 2008 as additional deferred consideration pursuant to the Sale and Purchase Agreement associated with the Braveheart acquisition.

(b)	Adjustment for reduction of compensation associated with event-based vesting of stock-based awards related to the follow-on offering.

(c)	Reflects expenses associated with amortization of intangible assets acquired in the Protego and Braveheart acquisitions.

(d)	The Company has reflected $1.3 million and $2.4 million of charges in the second quarter and first six months of 2008, respectively, as Special Charges in connection with the write-off of certain capitalized costs associated with ECP III fund raising initiatives and employee severance and facilities costs associated with the closing of the Los Angeles office.

(e)	Evercore is organized as a series of Limited Liability Companies, Partnerships and a Public Corporation and therefore, not all of the Company’s income is subject to corporate level taxes. As a result, an adjustment has been made to increase Evercore’s effective tax rate to approximately 40.2% for the three months ended June 30, 2008, and decrease the effective tax rate to 36.2% for the six months ended June 30, 2008. The effect of these adjustments increased the effective tax rate to 40.2% for both the three and six months ended June 30, 2007. These adjustments assume that the Company is taxed as a C corporation at the prevailing corporate tax rates and that certain deferred tax adjustments related to the realization of tax deductions for equity based compensation awards are made directly to shareholders’ equity. The decrease in the effective tax rate for the six months ended June 30, 2008 is due to discrete net tax adjustments that were realized during the first six months. The Company’s effective tax rate would have been approximately 40.0% and 40.2% for the three and six months ended June 30, 2008, respectively, excluding the tax benefit.

(f)	Reflects adjustment to eliminate minority interest as all Evercore LP partnership units are assumed to be converted to Class A common stock.

(g)	Assumes the vesting of all LP partnership units and restricted stock unit event-based awards and reflects on a weighted average basis, the dilution of unvested service-based awards. In the computation of outstanding common stock equivalents for U.S. GAAP net income per share, the unvested Evercore LP partnership units and event-based restricted stock units are excluded from the calculation.